UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2018
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On January 25, 2018, First Business Financial Services, Inc. (the “Company”) announced its earnings for the quarter ended December 31, 2017. A copy of the Company’s press release containing this information is being “furnished” as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
                In accordance with the Company's Director Retirement Policy (“Policy”), Dean W. Voeks will retire from the Company’s Board of Directors (the “Board”) following the conclusion of the Annual Shareholders Meeting on May 22, 2018. Mr. Voeks has served on the Board since 1996.  Mr. Voeks’ retirement is pursuant to the Policy and did not involve any disagreement with the Company, the Company’s management or the Board.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

99.1	Press release of the registrant dated January 25, 2018, containing financial information for its quarter ended December 31, 2017.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 25, 2018	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Edward G. Sloane, Jr.
	Name:	Edward G. Sloane, Jr.
	Title:	Chief Financial Officer